                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TradeStation Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            TRADESTATION GROUP, INC.
                            8700 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33174

                     ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 2001

                     ---------------------------------------

To Our Shareholders:

         The 2001 annual meeting of shareholders (the "Annual Meeting") of TradeStation Group, Inc. (the "Company") will be held on Monday, June 18, 2001, at 10:00 a.m., local time, at the Miami Airport Marriott, 1201 N.W. LeJeune Road, Miami, Florida 33126, for the following purposes:

         1. To elect eight directors of the Company to serve for a one-year term expiring in 2002;

         2. To approve an amendment to the Company's Nonemployee Director Stock Option Plan increasing the number of shares of the Company's common stock, $.01 par value, reserved for issuance under such plan from 175,000 to 350,000, subject to any further antidilution adjustments, and increasing the number of shares included in the options automatically granted to a nonemployee director upon each annual reelection from 3,000 to 7,000;

         3. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001; and

         4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed Friday, May 11, 2001, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

         Copies of the Company's Proxy Statement and annual report for the year ended December 31, 2000 accompany this notice.

         You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

                                            By Order of the Board of Directors

                                            /s/ Marc J. Stone
                                            -----------------------------------
                                                Marc J. Stone
                                                Secretary

Miami, Florida
May 18, 2001

                            TRADESTATION GROUP, INC.
                            8700 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33174

                                 PROXY STATEMENT

                                  INTRODUCTION

GENERAL

         This Proxy Statement, which, together with the accompanying proxy card, is first being mailed to shareholders on or about May 21, 2001, is furnished to the shareholders of TradeStation Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the "Board") of the Company for use in voting at the 2001 annual meeting of shareholders (the "Annual Meeting"), including any adjournment or postponement thereof. Please note that, with respect to dates and periods prior to December 29, 2000, the "Company" means Omega Research, Inc., the publicly-traded predecessor company to TradeStation Group, Inc. TradeStation Group, Inc. became the successor publicly-traded company as a result of the December 29, 2000 combination by merger of Omega Research, Inc. and onlinetradinginc.com corp. As part of that merger, Omega Research (which has been renamed TradeStation Technologies, Inc.) and onlinetradinginc.com (which has been renamed TradeStation Securities, Inc.) became wholly-owned operating subsidiaries of TradeStation Group, Inc.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by officers and/or regular employees of the Company without additional compensation or remuneration therefor. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expenses in so doing.

         A copy of the Company's annual report for the fiscal year ended December 31, 2000 (which has included therein audited financial statements for the Company for the three fiscal years ended December 31, 2000) is being mailed to the Company's shareholders together with this Proxy Statement. Such annual report is not, however, incorporated into this Proxy Statement nor is it to be deemed a part of the proxy soliciting material.

VOTING PROCEDURES

         Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions thereon. In voting by proxy in regard to the election of eight directors to serve until the 2002 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or as to any specific nominees. In voting by proxy in regard to (i) the approval of an amendment to the Company's Nonemployee Director Stock Option Plan (the "Nonemployee Director Stock Plan") increasing the number of shares of the Company's common stock, $.01 par value ("Common Stock"), reserved for issuance under, and increasing the number of shares included in the options automatically granted to a nonemployee director (an "Independent Director") upon each annual reelection pursuant to, the Nonemployee Director Stock Plan and (ii) ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants, shareholders may vote for or against or abstain from voting. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted FOR (i) each of the Company's nominees as directors, (ii) approval of the amendment increasing the number of shares reserved for issuance under, and increasing the number of shares included in the options automatically granted to an Independent Director upon each annual reelection pursuant to, the Nonemployee Director Stock Plan, and (iii) ratification of the selection of Arthur Andersen LLP. See Proposals 1, 2 and 3 herein. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the Annual Meeting and voting in person or by duly executing and returning a proxy bearing a later date.

         The management knows of no other matters to be presented for action at the Annual Meeting other than as mentioned herein. However, if any other matters come before the Annual Meeting, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

VOTING SECURITIES

         At the close of business on Friday, May 11, 2001, the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting (the "Record Date"), the Company's outstanding voting securities consisted of 44,483,433 shares of Common Stock. Holders of Common Stock are entitled to one vote per share.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for directors who own shares of Common Stock, (iii) the Company's Co-Chief Executive Officers, its four most highly-compensated executive officers and one former executive officer (each of whom are included in the Executive Compensation Tables included in this Proxy Statement) and (iv) all directors and executive officers of the Company as a group. Except as otherwise described in the footnotes and in "Voting Trust" below, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares.



                                                                        SHARES BENEFICIALLY OWNED (1)
                                                                  ----------------------------------------
         NAME OF BENEFICIAL OWNER (1)                                 NUMBER                    PERCENT
         ----------------------------                             --------------             -------------
         William R. Cruz (2)(7)...........................             9,267,654                  20.8%
         Ralph L. Cruz (3)(7).............................             9,156,554                  20.6%
         Benedict Gambino (7).............................             4,680,960                  10.5%
         Farshid Tafazzoli (4)(7).........................             4,680,960                  10.5%
         Andrew Allen (5)(7)..............................             4,356,960                   9.8%
         E. Steven zum Tobel (6)(7).......................               763,199                   1.7%
         Salomon Sredni...................................               220,750                     *
         Marc J. Stone (7)................................               128,000                     *
         Charles F. Wright (8)............................                85,600                     *
         Lothar Mayer.....................................                38,637                     *
         Brian D. Smith...................................                26,000                     *
         Stephen C. Richards..............................                22,333                     *
         All executive officers and
                directors as a group (13 persons)(7)(9)                24,476,842                 54.4%

--------------------

*      Less than 1%.

(1) The address of: William R. Cruz and Ralph L. Cruz is TradeStation Group, Inc., 8700 West Flagler Street, Miami, Florida 33174; Benedict Gambino is 22356 Timberlea Lane, Kildeer, Illinois 60047; Farshid Tafazzoli is TradeStation Securities, Inc., 2700 North Military Trail, Boca Raton, Florida 33431; and Andrew A. Allen is 4939 N.W. 23rd Court, Boca Raton, Florida 33431. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Includes options held by executive officers and/or directors which are exercisable within 60 days of the Record Date.

(2) All but 100 shares are held by two Texas limited partnerships as to which William R. Cruz possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In one limited partnership William R. Cruz is the sole limited partner and in the other limited partnership William
       R. Cruz and a grantor retained annuity trust for the benefit of William
       R. Cruz and his family are the limited partners. Does not include 900 shares owned by the spouse of William R. Cruz with respect to which Mr. Cruz disclaims beneficial ownership.

(3)    The shares are held by two Texas limited partnerships as to which Ralph
       L. Cruz possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In one limited partnership Ralph L. Cruz is the sole limited partner and in the other Ralph L. Cruz and his spouse are the limited partners.

(4) The shares are held by Tafazzoli Family Limited Partnership as to which Farshid Tafazzoli possesses sole voting and dispositive powers through his 100% ownership of the sole general partner of such limited partnership.

(5) Includes 3,969,000 shares held by Andrew A. Allen Family Limited Partnership as to which Andrew A. Allen possesses sole voting and dispositive powers through his 100% ownership of the sole general partner of such limited partnership.

(6)    The shares are held by zum Tobel Family Limited Partnership as to which
       E. Steven zum Tobel possesses sole voting and dispositive powers through his 100% ownership of the sole general partner of such limited partnership.

(7) Shares of Common Stock are subject to the terms of a voting trust entered into in conjunction with the merger of TradeStation Technologies and TradeStation Securities. See "Voting Trust" below.

(8) 5,000 of the shares of Common Stock are held by Mr. Wright (a nominee for director) as custodian for his son.

(9)    See other footnotes above.

VOTING TRUST

         In connection with entering into the merger, certain former shareholders of TradeStation Technologies and TradeStation Securities entered into a voting trust agreement effective as of December 29, 2000 pursuant to which certain shares of Common Stock of TradeStation Group owned by them are subject to the terms of a voting trust. The former shareholders of TradeStation Technologies who entered into the voting trust agreement are Texas limited partnerships beneficially owned by William R. Cruz and Ralph L. Cruz (collectively, the "Cruz Group"). The Cruz Group collectively holds as of the Record Date an aggregate of 18,313,108 shares of Common Stock that are subject to the voting trust agreement, representing approximately 41.2% of the outstanding shares of TradeStation Group's Common Stock. The former shareholders of TradeStation Securities who entered into the voting trust agreement are Andrew A. Allen, Andrew A. Allen Family Limited Partnership, Tafazzoli Family Limited Partnership, zum Tobel Family Limited Partnership, Derek J. Hernquist and Benedict S. Gambino (collectively, the "Online Group"). The Online Group collectively holds as of the Record Date an aggregate of approximately 14,939,997 shares of Common Stock that are subject to the voting trust agreement, representing approximately 33.6% of the outstanding shares of TradeStation Group's Common Stock. The parties to the voting trust agreement have agreed that, during the term of the voting trust agreement, the voting trustee, Marc J. Stone, is required with respect to shares of TradeStation Group's Common Stock subject to the voting trust to vote and abstain from voting or otherwise to participate in shareholder actions, including executing written consents, in all matters relating to TradeStation Group subject to and limited by and as directed pursuant to the voting trust agreement.

         The Cruz Group has the right to direct the voting trustee to vote all of the shares subject to the voting trust in a manner such that five of the total of eight directors constituting TradeStation Group's Board of Directors, two of whom are required to be Independent Directors, are designated by the Cruz Group. The Online Group has the right to direct the voting trustee to vote all of the shares subject to the voting trust in a manner such that three of such total number of eight directors, one of whom is required to be an Independent Director, are designated by the Online Group. In the event that the number of directors constituting TradeStation Group's Board of Directors is increased or decreased, then each group of shareholders will be entitled to designate its number of the total number of directors based upon a ratio of 62.5% for the Cruz Group shareholders and 37.5% for the Online Group. If the foregoing ratio yields other than whole numbers as to the number of directors for which each group of shareholders is entitled to designate the shares to be voted, then the number of directors which each such group is entitled to designate shall be rounded down to the nearest whole number, and the one remaining directorship that this rounding down will create shall be designated by the Cruz Group.

         With respect to all matters other than the election of directors as to which a vote (or written consent) of shareholders of TradeStation Group will be made, the voting trustee will vote the shares owned by each shareholder who is a party to the voting trust agreement as specifically instructed in writing by the shareholder owning the beneficial interest in, and voting trust certificate relating to, such shares. In the event that the voting trustee does not timely receive such written voting instructions, in whole or in part, from a shareholder, then the voting trustee shall abstain from voting the shares owned by such shareholder with respect to any or all matters as to which the voting trustee has not received written voting instructions.

         The voting trust shall dissolve on the earliest of the following dates:
(i) December 29, 2002; (ii) the date when the voting trustee shall resign in writing unless such vacancy is timely filled as provided under the voting trust agreement; (iii) the date when the shareholders who are parties to the voting trust agreement holding 67% or more of the shares then subject to that agreement shall execute a written instrument so declaring; or (iv) the date when less than 75% of the aggregate number of shares owned as of December 29, 2000 by either the Cruz Group or the Online Group remains subject to the voting trust.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company and their respective ages and positions with the Company as of the date of this Proxy Statement are as follows:


NAME                            AGE      POSITION WITH THE COMPANY
----                            ---      -------------------------
William R. Cruz                 40       Co-Chairman of the Board and Co-Chief Executive Officer
Ralph L. Cruz                   37       Co-Chairman of the Board and Co-Chief Executive Officer
Salomon Sredni                  33       President and Chief Operating Officer and Director

Sean M. Davis                   35       Vice President of Investor and Media Relations
David H. Fleischman             55       Chief Financial Officer, Vice President of Finance and Treasurer
Lothar Mayer (1)                61       Director
Janette Perez                   43       Vice President of Advertising
Stephen C. Richards (1)(2)      47       Director
Roger L. Shaffer                34       Vice President of Brokerage Compliance
Brian D. Smith (1)(2)           56       Director
Marc J. Stone                   40       Vice President of Corporate Development, General Counsel and Secretary
Farshid Tafazzoli               28       Vice President of Brokerage Technology and Director
E. Steven zum Tobel             34       Vice President of Brokerage Operations and Director

--------------------

(1)    Member of the Audit Committee of the Board of Directors.

(2)    Member of the Compensation Committee of the Board of Directors.

         The directors hold office until the next annual meeting of shareholders. Executive officers serve at the discretion of the Board of Directors.

         WILLIAM R. CRUZ co-founded the Company with his brother, Ralph Cruz, in 1982 and has been a director since that time. He served as President from 1982 to September 1999. Mr. Cruz was appointed Co-Chairman of the Board and Co-Chief Executive Officer of the Company in 1996. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and the Juilliard School of Music, during which time he won numerous classical violin competitions. Mr. Cruz has been primarily responsible for the conception and management of the Company's products and product strategies.

         RALPH L. CRUZ co-founded the Company in 1982 and has been a director since that time. Mr. Cruz was Vice President of the Company from 1982 until 1996, at which time he was appointed Co-Chairman of the Board and Co-Chief Executive Officer. In December 2000, Mr. Cruz became a director of TradeStation Securities, Inc., one of the Company's operating subsidiaries. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and Indiana University, during which time he won numerous classical violin competitions. Mr. Cruz historically has been responsible for the Company's marketing strategies.

         SALOMON SREDNI joined the Company in December 1996 as its Vice President of Operations and Chief Financial Officer and was named Treasurer and a director of the Company in July 1997. In August 1999, he was named President and Chief Operating Officer. Mr. Sredni also serves as a director of each of the Company's operating subsidiaries. Before joining the company, Mr. Sredni was Vice President of Accounting and Corporate Controller at IVAX Corporation, a publicly-held pharmaceutical company, from August 1994 to November 1996. Prior to that time, from January 1988 to August 1994, Mr. Sredni was with Arthur Andersen LLP, an international accounting firm. Mr. Sredni is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He has a bachelor's degree in Accounting from The Pennsylvania State University.

         SEAN M. DAVIS was appointed to his current position for the Company, Vice President of Investor and Media Relations, in 2000, after the Company acquired his previous employer, Window On WallStreet Inc. Mr. Davis joined Window On WallStreet in 1995 and served as Senior Vice President, Marketing & Business Development, from 1998 to 1999, Vice President from 1996 to 1998, and Managing Director from 1995 to 1996. From 1994 to 1995, Mr. Davis was Channel Sales Manager at American Power Conversion. From 1988 to 1994, Mr. Davis was employed in corporate sales in the computer industry for several companies. Mr. Davis has an Executive MBA from the University of Rhode Island with an emphasis in management, and a bachelor's degree from Vassar College with an emphasis in computer science.

         DAVID H. FLEISCHMAN joined the Company as Chief Financial Officer, Vice President of Finance and Treasurer on February 1, 2001. Prior to joining the Company, Mr. Fleischman was engaged as a Director of Crossroads LLC, a firm that provides financial and management expertise and services to companies seeking to maximize the efficiencies and performance of their management teams. From January 1997 until September 2000, Mr. Fleischman served as Senior Vice President, Chief Financial Officer and member of the Board of Advisors of The SeaSpecialties Group. From 1992 to 1996, he served as Senior Vice President and Treasurer of The Kislak Organization - J.I. Kislak, Inc., an organization that, during those years, included the largest privately-held mortgage-banking company in the United States. From 1983 to 1992, Mr. Fleischman served as a Director, Vice President and Chief Financial Officer of the U.S. group of Berisford International plc, a publicly-held United Kingdom company. From 1969 to 1983, he held several positions with subsidiaries of Midland Bank plc, including London American Finance Corporation and Drake America Corporation. He began his career in 1967 in the audit division of a predecessor firm of Ernst & Young. Mr. Fleischman has a bachelor's of science degree in accounting from The New York Institute of Technology.

         LOTHAR MAYER became a director of the Company and a member of the Audit Committee of the Board of Directors in December 2000. Prior to that, he served as a director of TradeStation Securities (then known as onlinetradinginc.com corp.). Mr. Mayer is the President of Liberty Hardware Mfg. Corp., a subsidiary of Masco Corp. (NYSE: MAS). He has held this position for over 23 years. He owned Liberty Hardware until its sale to Masco. Mr. Mayer is also a chartered and certified public accountant.

         JANETTE PEREZ joined the Company in 1996 as Director of Public Relations, and was named Vice President of Marketing (the title ultimately changing to Vice President of Advertising) in June of 1998. Since 1998, Ms. Perez has been responsible for the organization and management of the Company's marketing campaigns. Prior to joining the Company, Ms. Perez served for 15 years as a manager for Simon Bolivar International, a specialty advertising firm.

         STEPHEN C. RICHARDS is Executive Vice President and Chief Financial Officer of Network Associates, Inc. (Nasdaq: NETA), a provider of network security and availability solutions for e-business. Previously he served as Chief Online Trading Officer of E*TRADE Group, Inc., a position he held from March 1999 to June 2000. From 1998 to February 1999, Mr. Richards served as

Senior Vice President, Corporate Development and New Ventures at E*TRADE, following two years as E*TRADE's Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to joining E*TRADE in April 1996, Mr. Richards was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., where he was employed for more than 11 years. He is also a former Vice President/Deputy Controller of Becker Paribas, and former First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards also serves as a director of McAfee.com Corporation (Nasdaq:
MCAF), a provider of online PC management products and services, and Archipelago LLC, a leading electronic communication network (ECN). He received a Bachelor of Arts in Statistics and Economics from the University of California at Davis and an MBA in Finance from the University of California at Los Angeles. Mr. Richards is a Certified Public Accountant. Mr. Richards became a director of the Company in August 1999, at which time he was also elected to the Compensation Committee and the Audit Committee of the Board of Directors. He serves as Chairman of the Audit Committee.

         ROGER L. SHAFFER was appointed Vice President of Brokerage Compliance of the Company in December 2000. Prior to that, commencing June 1999, he served as General Counsel and Vice President of Business Development of TradeStation Securities. From May 1995 to June 1999, Mr. Shaffer was a partner in the law firm of Shaffer & Shaffer, P.A., where he limited his practice to business and corporate transactions. Prior to that time, from 1988 to 1992, Mr. Shaffer was an assistant controller for various privately held companies within the real estate and securities industries. Mr. Shaffer received his law degree from the University of Miami School of Law, being conferred cum laude, and received his bachelor's degree in finance from Florida Atlantic University, graduating with honors.

         BRIAN DOUGLAS SMITH, currently retired, served from 1990 to 1996 as President of Data Broadcasting Corporation (DBC), a leading provider of financial market data services to the individual investor market. Prior to becoming President of DBC, Mr. Smith, since 1983, held several key positions with DBC and its predecessor companies. Prior to that, Mr. Smith worked for 13 years for General Electric Company in engineering, sales and management positions, and for Texas Instruments in engineering. Mr. Smith also served as Chief Executive Officer of Mobile Broadcasting Corp., a wireless communications company, from December 1996 to December 1997. Mr. Smith became a director of the company in December 1997, and was elected to the Compensation Committee and the Audit Committee of the Board of Directors in January 1998. Mr. Smith is retiring from his service to the Board and, therefore, has not been slated for reelection.

         MARC J. STONE joined the Company in May 1997 as its Vice President of Corporate Development, General Counsel and Secretary. In December 2000, Mr. Stone became a director of TradeStation Securities, and continues as a director of TradeStation Technologies. From January 1993 to May 1997, Mr. Stone was a partner at a predecessor law firm of Bilzin Sumberg Dunn Baena Price & Axelrod LLP, which currently serves as the company's regular outside counsel. Prior to that time, from 1985 to 1992, Mr. Stone was an associate with that predecessor law firm. Mr. Stone is of counsel to Bilzin Sumberg. Mr. Stone has bachelor's degrees in English and American Literature and Theatre Arts and Dramatic Literature from Brown University, and received his law degree from University of California (Boalt Hall) School of Law at Berkeley. Mr. Stone is a member of the Bar of the State of New York, The Florida Bar, the American Bar Association and the New York State Bar Association.

         FARSHID TAFAZZOLI became a director and Vice President of Brokerage Technology of the Company in December 2000, and continues as a director of its operating subsidiary, TradeStation Securities. Prior to that, Mr. Tafazzoli served as a director and Chief Information Officer of onlinetradinginc.com corp., the securities brokerage firm that he co-founded in September 1995 and that is now owned by the Company. Mr. Tafazzoli has over six years experience as a systems specialist in the brokerage industry, including positions with Spear, Leads and Kellogg and Gulfstream Partners. Mr. Tafazzoli has a Bachelor of Science degree in Administrative Studies from Nova Southeastern University.

         E. STEVEN ZUM TOBEL became a director and Vice President of Brokerage Operations of the Company in December 2000, and serves as a director of its operating subsidiaries. Prior to December 2000, Mr. zum Tobel served as a director and President of onlinetradinginc.com corp., the securities brokerage firm acquired by the Company. Mr. zum Tobel has been with TradeStation Securities since March 1998. Mr. zum Tobel has over 12 years experience in the brokerage industry with areas of expertise in financial reporting, compliance and operations, including serving from September 1996 to February 1998 as managing partner of zum Tobel and Ling, LLP, an audit and tax practice specializing in the brokerage industry, and from December 1994 to August 1996 as Vice President of Securities Consultants International LLC, a national brokerage consulting firm. Mr. zum Tobel is a Certified Public Accountant. He has a bachelor's degree in Finance and an MBA with a concentration in Finance from Florida Atlantic University.


BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held five meetings and acted by unanimous written consent in lieu of a meeting four times during the fiscal year ended December 31, 2000.

         Effective as of the closing of the December 29, 2000 merger, three Independent Directors, Brian D. Smith, Stephen C. Richards and Lothar Mayer, have served on the Board of Directors of TradeStation Group. All three serve as members of the Audit Committee of the Board of Directors. The Audit Committee's responsibilities and other matters related to the Audit Committee are discussed in "Audit Committee Report" below.

         Messrs. Richards and Smith also serve on the Compensation Committee of the Board of Directors. The Compensation Committee determines executive officers' salaries and bonuses and administers the Company's Incentive Stock Plan and Employee Stock Purchase Plan. The Compensation Committee held five meetings and the Co-Chief Executive Officers acted on behalf of the Compensation Committee five times during the fiscal year ended December 31, 2000.

         During 2000 prior to the merger, Messrs. Smith and Richards, and Salomon Sredni, the President and Chief Operating Officer of the Company, served on the Audit Committee, and Messrs. Smith and Richards served on the Compensation Committee, of the Company's Board of Directors.

         The Board of Directors does not currently have a nominating committee or a committee that performs similar functions.

DIRECTORS' COMPENSATION

         The Company's Independent Directors receive $750 for attendance at each meeting of the Board of Directors and each committee thereof, with an additional $150 paid to the Chairman of the committee. Pursuant to the Nonemployee Director Stock Plan, each Independent Director also receives an option to purchase up to 75,000 shares of Common Stock upon initial election as a director of the Company as determined by the Company's Board of Directors at such time, and, subject to the proposed amendment, an option to purchase 3,000 shares of Common Stock upon each re-election as an Independent Director at the Company's annual meeting of shareholders. See "EXECUTIVE COMPENSATION - Other Compensation Arrangements--Nonemployee Director Stock Option Plan." All directors may also be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company do not receive additional compensation for service as a director. In connection with the election of a new Independent Director to replace Mr. Smith, it is contemplated that such new director will receive an option to purchase 25,000 shares of Common Stock upon and subject to his election as a director of the Company at the Annual Meeting. See Proposal 1 - "ELECTION OF DIRECTORS." The vesting of Mr. Smith's options will, pursuant to the applicable provisions of the Nonemployee Director Stock Plan and resolutions authorized by the Board of Directors, be 100% accelerated upon his retirement from the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company and the Company's understanding that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company is composed of three Independent Directors, Stephen C. Richards (Chairman), Brian
D. Smith and Lothar Mayer, and operates under a written charter adopted by the Board which is attached as Appendix A to this Proxy Statement. Prior to the December 29, 2000 merger, Salomon Sredni, President and COO of the Company, served on the Audit Committee until replaced by Mr. Mayer upon closing of the merger. The Audit Committee held four meetings during fiscal year 2000. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14). The Audit Committee oversees the Company's financial reporting process on behalf of the Board and reviews the independence of the Company's auditors.

         Management is responsible for the Company's financial statements, systems of internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. In this context, the Audit Committee has discussed with the independent auditors, Arthur Andersen LLP, the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         Specifically, the Audit Committee has reviewed and discussed the audited financial statements with the Company's management. In addition, the Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committee," as amended, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the auditors' responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         Arthur Andersen LLP has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditors that firm's independence from the Company and its management. During fiscal year 2000, the Company retained its principal independent auditors, Arthur Andersen LLP, for the audit of the fiscal year 2000 and the reviews of the Company's 2000 quarterly reports on Forms 10-Q. Arthur Andersen LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

         Submitted by the Audit Committee of the Board of Directors.

                                             Stephen C. Richards, Chairman
                                             Brian D. Smith
                                             Lothar Mayer

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors of the Company has established a Compensation Committee consisting solely of Independent Directors. See "DIRECTORS AND EXECUTIVE OFFICERS - Board Meetings and Committees of the Board" for a discussion of the Compensation Committee and its responsibilities.

GENERAL COMPENSATION PHILOSOPHY

         The Compensation Committee's strategy is to develop and implement an executive compensation program that allows the Company to attract and retain highly-qualified persons to manage the Company in order to enhance shareholders' value. The objectives of this strategy are to provide a compensation policy that permits the recognition of individual contributions and achievements as well as the Company's operating results. Within this strategy, the Compensation Committee considers it essential to the vitality of the Company to maintain levels of compensation opportunity that are competitive with companies in the Company's industry.

EXECUTIVE COMPENSATION

         Executive compensation is comprised of base salary, potential annual bonus compensation and long-term incentive compensation in the form of stock options.

BASE SALARIES

         Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility, although the Co-Chief Executive Officers' base salary level in 2000 was below market levels. The Compensation Committee's strategy in general is to provide a competitive salary for each executive officer with such salary increasing based on individual performance, the Company's operating results and changes in responsibility and competitive markets.

ANNUAL BONUS COMPENSATION

         During fiscal year 2000, none of the executive officers received an annual bonus from the Company (although two executive officers of the Company who were executive officers of onlinetradinginc.com corp. prior to the December 29, 2000 merger did receive annual performance bonuses from onlinetradinginc.com corp. based upon its pre-merger operating results). The Compensation Committee's strategy is to provide an annual bonus for executive officers that is strongly linked to the Company's operating performance. The Compensation Committee believes that this strategy is consistent with the approach typically taken by companies in high-tech industries. See "Other Compensation Arrangements - Executive Officer Bonus Plan" for a discussion of the Company's bonus plan for executive officers for fiscal year 2001.

LONG-TERM INCENTIVE COMPENSATION

         The Compensation Committee believes that the use of equity-based long-term compensation plans directly links executive officers' interests to enhancing shareholders' value. Stock options are an integral part of the Company's executive compensation program in order to align the interests of the executive officers with the interests of the Company's shareholders. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the stock options are of no value. Stock option grants are generally provided to executive officers as a part of their initial compensation package upon becoming an employee of the Company, and/or upon being promoted, at levels commensurate with their experience and responsibility. In addition, stock options are considered at least annually by the Compensation Committee for all executive officers. In that regard, the Company awarded stock options pursuant to its Incentive Stock Plan to executive officers of the Company (other than the Co-Chief Executive Officers) during fiscal years 1998, 1999 and 2000 as described in "Executive Compensation Tables - SUMMARY COMPENSATION TABLE" and "- OPTION GRANTS IN 2000 FISCAL YEAR."

         Submitted by the Compensation Committee of the Board of Directors.

                           Brian D. Smith, Chairman
                           Stephen C. Richards

EXECUTIVE COMPENSATION TABLES

         The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company in the three years ended December 31, 2000 by the Co-Chief Executive Officers and the four other most highly compensated executive officers whose aggregate annual compensation for 2000 exceeded $100,000, as well as one additional individual who would have been included in the four other most highly compensated executive officers but for his not having served as an executive officer as of December 31, 2000 (together, the "Named Executive Officers"). The Company did not have a pension plan or a long-term incentive plan, had not issued any restricted stock awards and had not granted any stock appreciation rights as of December 31, 2000. The value of all perquisites and other personal benefits received by each Named Executive Officer did not exceed 10% of the Named Executive Officer's total annual compensation.

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                    ANNUAL COMPENSATION                  AWARDS
                                          --------------------------------------      -------------
                                                                                        SECURITIES         ALL OTHER
                                          FISCAL                                        UNDERLYING          COMPEN-
NAME AND PRINCIPAL POSITION                YEAR       SALARY ($)          BONUS ($)   OPTIONS (1) (#)       SATION ($)
---------------------------               -------    ----------------     ----------  ---------------   ----------------

William R. Cruz.........................   2000      $   150,000              --             --                --
   Co-Chief Executive Officer              1999          150,000              --             --         $   5,400 (2)
                                           1998          150,000              --             --                --

Ralph L. Cruz...........................   2000          150,000              --             --                --
   Co-Chief Executive Officer              1999          150,000              --             --             5,400 (2)
                                           1998          150,000              --             --                --

Salomon Sredni..........................   2000          237,000              --         60,000                --
   President and Chief Operating           1999          193,636     $    25,000        100,000             6,000 (2)
   Officer                                 1998          165,000          10,000        150,000                --

Farshid Tafazzoli.......................   2000          204,944          80,200             --                --
   Vice President of Brokerage Technology  1999          193,333              --             --                --
                                           1998           72,000         293,100             --                --





                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                    ANNUAL COMPENSATION                  AWARDS
                                          --------------------------------------      -------------
                                                                                        SECURITIES         ALL OTHER
                                          FISCAL                                        UNDERLYING          COMPEN-
NAME AND PRINCIPAL POSITION                YEAR         SALARY ($)        BONUS ($)   OPTIONS (1) (#)       SATION ($)
---------------------------               -------    ----------------     ----------  ---------------   ----------------


Marc J. Stone...........................   2000          197,250              --         40,000                   --
   Vice President of Corporate             1999          186,323              --             --                   --
   Development, General Counsel            1998          165,000          10,000        130,000                   --
   and Secretary

E. Steven zum Tobel.....................   2000          147,500          80,200             --                   --
   Vice President of Brokerage Operations  1999          120,000              --             --                   --
                                           1998 (3)       60,000          55,000             --               26,000 (4)

Andrew Allen............................   2000          205,500              --             --              200,000 (5)
   Former Chief Executive Officer of       1999          200,000              --             --                   --
   TradeStation Securities                 1998           74,000         525,000             --                   --


--------------------

(1) Represents shares of common stock issuable upon the exercise of options granted under the Incentive Stock Plan.

(2) Represents 401(k) Plan Company contributions on behalf of the Named Executive Officer during the indicated year, but paid out during the subsequent year.

(3)    Mr. zum Tobel began his employment with TradeStation Securities in March
       1998.

(4) Represents the value of shares issued in conjunction with Mr. zum Tobel's employment.

(5) Represents severance paid to Mr. Allen upon termination of his employment in conjunction with the December 29, 2000 merger. Mr. Allen is to receive two additional $200,000 severance payment installments, one December 29, 2001 and one December 29, 2002.

                        OPTION GRANTS IN 2000 FISCAL YEAR

         The following table summarizes the options that were granted during the fiscal year ended December 31, 2000 to the Named Executive Officers.

                                INDIVIDUAL GRANTS
                    ---------------------------------------------                                              POTENTIAL REALIZABLE
                                     PERCENT OF                                                                  VALUE AT ASSUMED
                       NUMBER          TOTAL                                                                      ANNUAL RATE OF
                         OF           OPTIONS                                                                      STOCK PRICE
                     SECURITIES      GRANTED TO                        MARKET                   VALUE AT        APPRECIATION FOR
                     UNDERLYING      EMPLOYEES       EXERCISE          PRICE                    GRANT-DATE        OPTION TERM(1)
                      OPTIONS        IN FISCAL        OR BASE         ON GRANT    EXPIRATION      MARKET       -------------------
NAME                GRANTED (#)(2)     YEAR (%)      PRICE ($/SH)    DATE ($/SH)    DATE       PRICE 0% (3)($)   5%        10%
----                --------------   -------------  ---------------  -----------  ----------   --------------- --------  ---------
William R. Cruz....          --           --            --                  --          --          --               --         --
Ralph L. Cruz......          --           --            --                  --          --          --               --         --
Salomon Sredni.....      60,000 (4)       5%       $  6.63            $  6.625     1/15/10          --        $ 249,686  $ 633,213
Farshid Tafazzoli..          --           --            --                  --          --          --               --         --
Marc J. Stone......      40,000 (4)       4%          6.63               6.625     1/15/10          --          166,457    422,142
E. Steven zum Tobel          --           --            --                  --          --          --
Andrew Allen.......          --           --            --                  --          --          --               --         --

--------------------
(1) Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the SEC. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive officer were to sell the shares on the date of exercise), so there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.

(2) These options vest over five years and have a term of ten years from the date of grant, subject to acceleration under certain circumstances.

(3) For purposes of and as provided under the Incentive Stock Plan, "fair market value" on the date of grant of any option is the average of the high and low sales prices of a share of Common Stock on The Nasdaq National Market on the trading day immediately preceding the date of grant. The Compensation Committee believes this calculation more accurately reflects "fair market value" of the Common Stock on any given day as compared to simply using the closing market price on the date of grant. As a result, the closing market price on the date of grant at times may be different than the exercise price per share.

(4) Options become exercisable in one-fifth increments on January 16, 2001, 2002, 2003, 2004, and 2005.

                 AGGREGATED OPTION EXERCISES IN 2000 FISCAL YEAR
                     AND 2000 FISCAL YEAR-END OPTION VALUES

         The following table provides information regarding the value of all options exercised during 2000 by the Named Executive Officers, and of all unexercised options held at December 31, 2000 by the Named Executive Officers measured in terms of the closing market price of the Common Stock on December 31, 2000.


                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            SHARES                          DECEMBER 31, 2000 (#)       DECEMBER 31, 2000 ($)(1)
                          ACQUIRED ON       VALUE      -----------------------------  -----------------------------
NAME                     EXERCISE (#)    REALIZED ($)   EXERCISABLE   UNEXCERCISABLE   EXERCISABLE    UNEXERCISABLE
----                     -------------  --------------- ------------  --------------   ------------   --------------

William R. Cruz.......      --                 --                  --             --             --              --
Ralph L. Cruz.........      --                 --                  --             --             --              --
Salomon Sredni........      --                 --             172,000        258,000      $  71,020       $  30,905
Farshid Tafazzoli.....      --                 --                  --             --             --              --
Marc J. Stone.........      --                 --              94,000        146,000      $   7,770       $  11,655
E. Steven zum Tobel...      --                 --                  --             --             --              --
Andrew Allen..........      --                 --                  --             --             --              --

--------------------

(1) Based on a per share price of $1.9375 on December 31, 2000, which was the closing market price of the Common Stock on the last day of the 2000 fiscal year.

OTHER COMPENSATION ARRANGEMENTS

         EXECUTIVE OFFICER BONUS PLAN

         The Compensation Committee has authorized an incentive bonus compensation program for certain executive officers of the Company. Under the program, an executive officer will be eligible to earn an annual bonus for 2001 of up to 20% of his or her base salary. To be eligible for any bonus, the Company's total revenues for 2001 must be at least 90% of the amount projected in the Company's internal incentive budget. If that occurs, the Company's 2001 net loss or net income, if it achieves certain levels, will determine if the executives are eligible for bonuses of an amount between 5% to 20% of their respective 2001 base salaries. The actual bonuses will then equal 25%, 50% or 100% of the eligible amount, based upon certain other criteria evaluated by the President of the Company.

         INCENTIVE STOCK PLAN

         The Company's Incentive Stock Plan, pursuant to which officers, employees and nonemployee consultants may be granted stock options, stock appreciation rights, stock awards, performance shares and performance units, became operative December 29, 2000 upon closing of the merger and the Company's assumption of TradeStation Technologies' Amended and Restated 1996 Incentive Stock Plan, as amended. Each option issued under TradeStation Technologies' plan was assumed and converted to one option to purchase the Company's Common Stock at the original exercise price. The authorized number of shares of Common Stock for issuance under the Incentive Stock Plan is 7,500,000 (which includes 245,839 shares already issued under the predecessor company's plan), subject to future antidilution adjustments. As of December 31, 2000, options to purchase 3,981,044 shares were outstanding and 3,273,117 shares were available for issuance under the Company's Incentive Stock Plan.

         The Incentive Stock Plan is administered by the Compensation Committee of the Board of Directors, whose members must qualify as "nonemployee directors" (as such term is defined in Rule 16b-3 under the Exchange Act). The Compensation Committee is authorized to determine, among other things, the employees to whom, and the times at which, options and other benefits are to be granted, the number of shares subject to each option, the applicable vesting schedule and the exercise price (provided that, for incentive stock options, the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date of grant). The Compensation Committee also determines the treatment to be afforded to a participant in the Incentive Stock Plan in the event of termination of employment for any reason, including death, disability or retirement, or change in control. Under the Incentive Stock Plan, the maximum term of an incentive stock option is ten years and the maximum term of a nonqualified stock option is fifteen years.

         The Compensation Committee may delegate to the Company's Co-Chief Executive Officers the authority to grant options under the Incentive Stock Plan to employees (other than officers) of the Company identified by the Co-Chief Executive Officers. The Compensation Committee has historically delegated to the Co-Chief Executive Officers the authority to grant options covering up to 250,000 shares of common stock per annum, and retains the ability to revoke the delegation at any time. No such authority is currently delegated to the Co-Chief Executive Officers.

         The Board of Directors has the power to amend the Incentive Stock Plan from time to time. Shareholder approval of an amendment is only required to the extent that it is necessary to maintain the Incentive Stock Plan's status as a protected plan under applicable securities laws or as a qualified plan under applicable tax laws.

         TRADESTATION SECURITIES ASSUMED OPTIONS

         In connection with the merger, the Company assumed the outstanding options under TradeStation Securities' 1999 incentive stock plan. Each option issued under TradeStation Securities' plan was assumed and converted to 1.7172 options to purchase the Company's Common Stock at the original exercise price divided by 1.7172. As of December 31, 2000, options to purchase 792,895 shares were outstanding.

         WINDOW ON WALLSTREET ASSUMED OPTIONS

         In October 1999, TradeStation Technologies assumed all outstanding stock options to purchase Window On WallStreet common stock ("WOW Options"), which, based on an exchange ratio of .210974 shares of TradeStation Technologies' common stock for each share of Window On WallStreet common stock, were exercisable at the time of assumption for an aggregate of 182,529 shares of common stock (82,783 shares of common stock at an exercise price of $.48 per share, and 99,746 shares of common stock at an exercise price of $8.06 per share). The WOW Options generally vest ratably over a four-year period and their terms are ten years. After giving effect to the company's assumption of the WOW

Options pursuant to the December 29, 2000 merger, as of December 31, 2000 there were 163,449 WOW Options outstanding.

         NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

         The Nonemployee Director Stock Plan, pursuant to which initial and annual grants of nonqualified stock options are made to each Independent Director, became operative December 29, 2000 upon the closing of the merger by, on that date, assumption of the TradeStation Technologies' Nonemployee Director Stock Option Plan and all options and option agreements issued thereunder. Upon initial election to the Board of Directors, each Independent Director may be granted an option to purchase up to 75,000 shares of Common Stock as determined by the Board of Directors at such time. Upon each reelection to the Board of Directors at the annual meeting of shareholders, each Independent Director will, subject to the proposed amendment, be automatically granted an additional option to purchase 3,000 shares of Common Stock. Each option will be granted at an exercise price equal to the fair market value of the common stock on the date of grant. The Company has, subject to the proposed amendment, reserved 175,000 shares of common stock for issuance under the Nonemployee Director Stock Plan, subject to antidilution adjustments. Options granted to date have a term of five years and vest in equal installments over three years. As of December 31, 2000, options to purchase 53,000 shares were outstanding and 47,000 shares were available for issuance under the Nonemployee Director Stock Plan.

         For a summary of all of the material terms of the Nonemployee Director Stock Plan and a discussion of the proposed amendment to such plan increasing to 350,000 the number of shares reserved for issuance and increasing to 7,000 the number of shares included in the options automatically granted to an Independent Director upon each annual reelection, which is to be voted upon at the Annual Meeting, see "Proposal 2 - APPROVAL OF AMENDMENT TO THE TRADESTATION GROUP, INC. NONEMPLOYEE DIRECTOR STOCK OPTION PLAN."

          OUTSTANDING OPTIONS

          As of December 31, 2000, options to purchase a total of 4,990,388 shares were outstanding under all stock option plans (inclusive of all options assumed under the plans discussed above), of which options to purchase 1,121,639 shares had been granted to executive officers (including one former executive officer). During 2000, options granted to executive officers totaled options to purchase 236,516 shares of Common Stock, which were granted at exercise prices ranging from $2.66 to $6.63 per share. In general, options granted under the Incentive Stock Plan and the other incentive stock plans described above vest at the rate of 20% per year and have a total term of ten years (except for the WOW Options, which vest ratably over four years). Options which have been granted under the Incentive Stock Plan to certain executive officers immediately vest and become exercisable upon termination of employment due to death or permanent disability, or, under certain circumstances, upon a sale or a change in control of the Company. The options to purchase the shares granted and assumed under the plans discussed above that were outstanding as of December 31, 2000 have a weighted average exercise price of $3.90 per share.

         EMPLOYEE STOCK PURCHASE PLAN

         The Employee Stock Purchase Plan became operative December 29, 2000 upon the closing of the merger and the assumption of TradeStation Technologies' Employee Stock Purchase Plan. The Employee Stock Purchase Plan provides for the issuance of a maximum of 500,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees.

         The Employee Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees whose customary employment is more than 20 hours per week and more than five months in any calendar year and who have completed at least three months of employment are eligible to participate in the Employee Stock Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the Company's stock, and the Independent Directors, may not participate in the Employee Stock Purchase Plan. To participate in the Employee Stock Purchase Plan, an employee must authorize the Company to deduct an amount (not less than one percent nor more than ten percent of a participant's total cash compensation) from his or her pay during six-month periods (each a "Plan Period"). The maximum number of shares of Common Stock an employee may purchase in any Plan Period is 500 shares. The exercise price for the option for each Plan Period is 85% of the lower of the market price of the Common Stock on the first and last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. An employee's rights under the Employee Stock Purchase Plan terminate upon his or her voluntary withdrawal from the Employee Stock Purchase Plan or upon termination of employment. The first Plan Period (giving effect to the assumption of the predecessor company's plan) began January 1, 1998. During the years ended December 31, 2000, 1999 and 1998, 30,210, 23,585 and 12,506 shares, respectively, of Common Stock were issued under the plan at average prices of $2.07, $3.27 and $3.06, respectively. As of December 31, 2000, there were 433,699 shares available for issuance under the Employee Stock Purchase Plan.

         The Board of Directors has the power to amend or terminate the Employee Stock Purchase Plan. Shareholder approval of an amendment is only required to the extent that it is necessary to maintain the Employee Stock Purchase Plan's status as a protected plan under applicable securities laws or as a qualified plan under applicable tax laws.

         401(k) PLAN

         The Company has a defined contribution retirement plan which complies with Section 401(k) of the Internal Revenue Code. All employees with at least three months of continuous service are eligible to participate and may contribute up to 15% of their compensation. Company contributions are vested 20% for each year of service. Matching contributions accrued under the 401(k) Plan amounted to approximately $242,000 in 1999. There were no matching contributions accrued in 2000 or 1998.

EMPLOYMENT AGREEMENTS

         Historically, the Company has entered into employment agreements with officers solely in connection with mergers and acquisitions pursuant to which an officer of the acquired company is already a party to an existing employment agreement with the acquired company and then continues as one of the Company's officers. These employment agreements with those who are currently executive officers of the Company consist of the following:

         In connection with the December 29, 2000 merger with TradeStation Securities, Farshid Tafazzoli, Vice President of Brokerage Technology, E. Steven zum Tobel, Vice President of Brokerage Operations, and Roger L. Shaffer, Vice President of Brokerage Compliance, each received a two-year employment agreement with base salaries of $200,000, $150,000 and $125,000 per annum, respectively, and the right to participate in the incentive bonus compensation plans that are made available to certain other executive officers of the Company. In connection with the October 1999 acquisition of Window On WallStreet, Sean M. Davis, Vice President of Investor and Media Relations, received a two-year employment agreement under which his base salary (originally $100,000 per annum) is currently $125,000 per annum.

         All of these agreements contain confidentiality, non-solicitation and two-year non-compete covenants each in form and substance substantially similar to the non-competition agreements described below. Mr. Tafazzoli and Mr. zum Tobel, in their capacities as selling shareholders of TradeStation Securities, have each signed separate non-compete agreements for four- and two-year periods, respectively.

SEVERANCE AGREEMENT

         Andrew A. Allen, the former Chairman of the Board and Chief Executive Officer of TradeStation Securities, is entitled under an employment agreement with TradeStation Securities to a severance payment of $600,000 because he elected to terminate his employment following the change in control of TradeStation Securities produced by the merger. Mr. Allen has already been paid $200,000 and will be paid an additional $200,000 on each of December 29, 2001 and December 29, 2002.

NON-COMPETITION AGREEMENTS

         Virtually all employees, including the Named Executive Officers, have entered into agreements with the Company which generally contain certain non-competition, non-disclosure and non-solicitation restrictions and covenants, including a provision prohibiting such employees from competing with the Company during their employment and for a period of at least two years thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors was formed in December 2000, at which time two of the Independent Directors were appointed as members. These same two independent directors had also served on the predecessor company's Compensation Committee during 2000. The compensation (including salaries, bonuses and stock options) of the Company's executive officers for 2000 was determined by the predecessor company's Compensation Committee. In 2000, neither member of the Compensation Committee of the Board of Directors of the Company (or the predecessor company) had any relationship with the Company (or the predecessor company) requiring disclosure under Item 404 of Regulation S-K.

PERFORMANCE GRAPH

         The following graph shows a monthly comparison for the period covering October 1, 1997 through December 31, 2000 of cumulative total returns to shareholders of Omega Research, Inc. (TradeStation Group's predecessor, which was publicly-traded from October 1, 1997 until trading commenced January 2, 2001 for TradeStation Group), Center for Research in Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies) and CRSP Index for NASDAQ Stocks (SIC 6210-6219 U.S. Companies) of U.S. security brokers, dealers, and flotation companies.

                               [PERFORMANCE GRAPH]

     The following table presents in tabular form the data set forth in the performance graph to be included in this Proxy Statement:

                          CRSP TOTAL RETURNS INDEX FOR:


                                                                                          NASDAQ STOCKS (SIC
                                                                                       6210-6219 U.S. COMPANIES)
                                                                                       IN U.S. SECURITY BROKERS,
                                                           NASDAQ STOCK MARKET          DEALERS, AND FLOTATION
          DATE                          COMPANY               (US COMPANIES)                   COMPANIES
       -----------                   ------------          ---------------------        -------------------------
        10/01/1997                       $100.0                      $100.0                         $100.0
        10/31/1997                         70.2                        94.5                           91.4
        11/28/1997                         43.6                        95.0                           89.3
        12/31/1997                         45.7                        93.3                           84.6
        01/30/1998                         26.1                        96.3                           84.5
        02/27/1998                         29.8                       105.4                           90.9
        03/31/1998                         31.9                       109.3                           94.7
        04/30/1998                         47.3                       111.1                          100.7
        05/29/1998                         41.5                       104.9                           93.3
        06/30/1998                         35.6                       112.3                           96.5
        07/31/1998                         29.3                       110.9                           98.7
        08/31/1998                         19.1                        88.9                           73.1
        09/30/1998                         18.1                       101.3                           75.3
        10/30/1998                         13.3                       105.7                           81.4
        11/30/1998                         18.1                       116.5                           96.5
        12/31/1998                         25.5                       131.6                          115.5
        01/29/1999                         37.2                       150.7                          189.0
        02/26/1999                        101.1                       137.2                          173.5
        03/31/1999                         91.0                       147.6                          219.1
        04/30/1999                         80.9                       152.4                          400.7
        05/28/1999                         80.9                       148.1                          313.7
        06/30/1999                         93.6                       161.5                          331.8
        07/30/1999                         86.2                       158.6                          251.9
        08/31/1999                         52.7                       165.3                          208.3
        09/30/1999                         33.0                       165.5                          191.7
        10/29/1999                         48.9                       178.8                          193.1
        11/30/1999                         49.2                       200.5                          243.5
        12/31/1999                         51.1                       244.6                          234.7
        01/31/2000                         54.3                       235.5                          192.5
        02/29/2000                         46.8                       280.3                          221.5
        03/31/2000                         39.4                       274.5                          254.7
        04/28/2000                         27.1                       230.9                          197.3
        05/31/2000                         27.7                       203.1                          157.8
        06/30/2000                         25.5                       238.7                          169.9
        07/31/2000                         24.9                       225.8                          159.5
        08/31/2000                         25.5                       252.5                          188.6
        09/29/2000                         22.3                       219.7                          189.7
        10/31/2000                         19.7                       201.6                          175.4
        11/30/2000                         14.9                       155.3                          120.0
        12/29/2000                         16.5                       147.0                          121.8

       NOTES:

          A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

          B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

          C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

          D.    The index level for all series was set to $100.0 on 10/01/1997.

                              CERTAIN TRANSACTIONS

         Marc J. Stone, the Vice President of Corporate Development, General Counsel and Secretary, was a partner in a predecessor law firm to Bilzin Sumberg Dunn Baena Price & Axelrod LLP until immediately prior to joining the Company in May 1997. Thereafter, Mr. Stone was of counsel to the predecessor firm and is currently of counsel to Bilzin Sumberg. Bilzin Sumberg and its predecessor firms have acted as the Company's regular outside legal counsel since 1994. The total fees and costs paid by the Company to Bilzin Sumberg in 2000 were approximately $263,000. The Company believes that the fees paid are no less favorable than could be obtained from comparable law firms in the Miami area.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Eight directors are to be elected at the Annual Meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the Bylaws of the Company. The nominees for directors who receive a plurality of the votes cast by the holders of outstanding shares of Common Stock entitled to vote at the Annual Meeting will be elected. Abstentions (withheld authority) and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director. It is expected that the Cruz Group and Online Group will cause all of their shares of Common Stock subject to the voting trust agreement among them, which represents approximately 74.8% of the outstanding shares of the Company as of the Record Date, to be voted for all of the nominees for directors. Accordingly, their election is assured. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Voting Trust."

         The Board of Directors has designated the persons listed to be nominees for election as directors. Each of the nominees (other than Charles F. Wright) is currently serving as a director of the Company and each has consented to being named in the Proxy Statement and to serve if elected. Mr. Wright, who is not currently serving as a director, has been nominated to replace Brian D. Smith, who is retiring. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee or the number of authorized directors may be reduced. Each proxy will be voted for the election to the Board of Directors of all of the Board of Directors' nominees unless authority is withheld to vote for all or any of those nominees.

                  NAME                                   DIRECTOR SINCE
                  ----                                   --------------

                  Ralph L. Cruz                               1982
                  William R. Cruz                             1982
                  Lothar Mayer                                2000
                  Stephen C. Richards                         1999
                  Salomon Sredni                              1997
                  Farshid Tafazzoli                           2000
                  E. Steven zum Tobel                         2000
                  Charles F. Wright                             --

         For biographical and other information (including their respective principal occupations for at least the past five years) regarding all of the nominees (other than Charles F. Wright), see "DIRECTORS AND EXECUTIVE OFFICERS," and regarding Charles F. Wright, see below.

         CHARLES F. WRIGHT, age 50, is the Chairman of Fall River Group, Inc., which owns and operates a group of foundries in Wisconsin. He has been Chairman since 1984, and has been associated with Fall River Group since 1973. He is also the Chairman and a Principal of Fall River Capital, LLC, an investment advisory firm that specializes in the trading of global financial and natural resource futures. He has held these positions since 1999. Since 1997, Mr. Wright has also been Chairman and a co-owner of Quaestus & Co., Inc., a merchant banking firm located in Milwaukee, Wisconsin. From 1992 until its acquisition by Cumulus Media, Inc. in 1997, Mr. Wright served as Chairman of Caribbean Communications Company Ltd., a developer and operator of a radio network throughout the English-speaking Caribbean Islands. Mr. Wright serves as Chairman of Goodwill Industries of Southeastern Wisconsin and Metropolitan Chicago, President of Second Harvest Food Bank Foundation, trustee of University School of Milwaukee, and a director of the Private Industry Council of Milwaukee County. Mr. Wright is registered with the CFTC and the NFA as a Commodity Trading Advisor, and holds a Master's Degree in Business Administration from Harvard University Graduate School of Business.

         In October 1999, Mr. Wright entered into a three-year consulting agreement to provide certain consulting services to TradeStation Technologies related to the development of educational software in the area of securities trading. At the time of entering into such agreement and in full consideration for all services rendered, Mr. Wright was paid $30,000 and granted options to purchase 30,000 shares of common stock at a price of $4.22 per share (the fair market value on the date of grant), which vest in annual one-third increments and have a term of ten years. It is contemplated that Mr. Wright will serve on both the Audit Committee and Compensation Committee of the Board of Directors.

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2

                          APPROVAL OF AMENDMENT TO THE
                            TRADESTATION GROUP, INC.
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                                 SUMMARY OF PLAN

PURPOSE

         The Board submits to the shareholders for their approval an amendment to the Nonemployee Director Stock Plan (i) to increase the number of shares reserved for issuance under the Nonemployee Director Stock Plan from 175,000 shares of Common Stock to 350,000 shares of Common Stock, subject to future antidilution adjustments, and (ii) to increase the number of shares of options automatically granted to an Independent Director upon each annual reelection from 3,000 shares of Common Stock to 7,000 shares of Common Stock. The material provisions of the Nonemployee Director Stock Plan are summarized below. The purpose of the Nonemployee Director Stock Plan is to provide incentives which will attract and retain outstanding individuals to serve as Independent Directors. It is intended to enable Independent Directors to own stock in the Company, thereby strengthening the mutuality of interest between them and the Company's shareholders.

NUMBER OF SHARES

         The Company originally reserved 175,000 shares of Common Stock for issuance of nonqualified stock options under the Nonemployee Director Stock Plan, subject to further antidilution adjustments. Of such 175,000 shares, only 22,000 shares remain available for future option grants as of the Record Date as a result of prior exercises of options and outstanding option grants. See "Outstanding Awards" below. The proposed amendment to the Nonemployee Director Stock Plan would increase the number of shares reserved for issuance under the Nonemployee Director Stock Plan to 350,000 shares of Common Stock, subject to further antidilution adjustments.

ADMINISTRATION

         The Nonemployee Director Stock Plan is administered by the Board of Directors. The Board of Directors is authorized to determine, among other things, the number of shares, up to 75,000 shares, of Common Stock an Independent Director will be granted the option to purchase upon initial election to the Board.

ELIGIBILITY

         Only Independent Directors are eligible to participate in the Nonemployee Director Stock Plan.

TYPES OF AWARDS

         The Nonemployee Director Stock Plan permits only the grant of nonqualified stock options ("NSOs") to Independent Directors. NSOs do not qualify for preferred tax treatment under Section 422 of the Internal Revenue Code. See "Federal Income Tax Consequences" below. These stock options are described below.

STOCK OPTIONS

         The stock options are granted to Independent Directors in the form of agreements which enable the optionee to purchase a specific number of shares of Common Stock at set terms and a fixed purchase price. The grant upon initial election to the Board of Directors may not exceed 75,000 shares, and is determined by the Board at such time. Subject to the proposed amendment, upon each reelection to the Board of Directors an Independent Director is automatically awarded NSOs to purchase 3,000 shares of Common Stock. The proposed amendment would increase that number to 7,000 shares. An annual option upon reelection may not be granted if the date of reelection is not at least 12 months later than the date of the initial grant.

         The fixed purchase price is required to be the fair market value of the Common Stock on the date of the grant, which is defined as the average of the highest and lowest sale prices of shares of Common Stock as reported on The Nasdaq National Market on the trading day immediately preceding the date of grant.

         The vesting schedule of any option grant that is authorized is one-third, ratably over the first three anniversaries of the date of grant, provided that an option becomes fully vested and exerciseable upon an Independent Directors's death or retirement from the Board if such event occurs on or after the first anniversary of the date the option is granted. The Nonemployee Director Stock Plan defines "retirement" as an Independent Director's termination of service as a director after reaching the age of 70 or any time with the consent of the Board of Directors. The exercise date may not be later than the tenth anniversary of the date of grant or such shorter period as determined by the Board of Directors upon grant, provided that upon ceasing to serve as an Independent Director the Independent Director (or his estate) only has up to 90 days (up to 180 days if a retirement and up to one year if death) to exercise the options that are vested and exerciseable at the time of the Independent Director's termination of service.

         Options are deemed exercised on the date written notice of exercise is received by the Secretary of the Company accompanied by (i) a check for the purchase price of the shares to be purchased; (ii) delivery of shares of Common Stock that have been owned by the Independent Director for at least six months having a fair market value on the date of exercise equal to the purchase price of the shares to be purchased; or (iii) a combination of items (i) and (ii).

OTHER TERMS

         Awards granted under the Nonemployee Director Stock Plan are non-transferable by the participant, other than as required by law (including a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder), by will or the laws of descent and distribution or to the participant's immediate family (which is limited to the participant's spouse, children, grandchildren or other lineal descendents), or to one or more trusts or family partnerships for the benefit of such immediate family members. Except with respect to a qualified domestic relations order, stock options may be exercised during the lifetime of the participant only by the participant or the participant's guardian or legal representative.

         If the Company at any time changes the number of issued Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares available for stock options under the Nonemployee Director Stock Plan shall be appropriately adjusted and the number of shares covered by each outstanding stock option grant and the exercise price for each outstanding stock option grant shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed.

         In the event any sale of assets, merger, consolidation, reorganization or other similar transaction which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, the Board of Directors shall cause adequate provision to be made whereby the optionee will be entitled to receive, upon exercise of the stock option grant, an equivalent amount of securities, cash or other property received with respect to the Common Stock in such transaction as would have been received upon exercise of the stock option grant immediately prior to such transaction.

         The Nonemployee Director Stock Plan and actions taken in connection therewith are governed by and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable Florida principles of conflicts of laws).

         The Board may amend, suspend or discontinue the Nonemployee Director Stock Plan at any time, but such amendment, suspension or discontinuation may not adversely affect any outstanding stock option without the consent of the holder.

         Stock option grants and the exercise thereof are subject to any additional applicable restrictions under Rule 16b-3.

REGISTRATION OF UNDERLYING COMMON STOCK

         The Company has filed a Registration Statement on Form S-8 with the SEC in order to register the number of shares of Common Stock reserved for issuance under the Nonemployee Director Stock Plan which were available for issuance as of the effective date of the merger. To the extent that such Registration Statement is effective under the Securities Act of 1933, as amended (the "Securities Act"), shares of Common Stock issued upon the exercise of outstanding stock options granted under the Nonemployee Director Stock Plan will be immediately and freely tradable without restriction under the Securities Act, subject to applicable volume limitations, if any, under Rule 144 promulgated under the Securities Act and Section 16 of the Exchange Act. Subject to the approval of the Company's shareholders of this Proposal 2, it is currently contemplated that at the appropriate time the Company will file an additional Registration Statement on Form S-8 in order to register the additional 175,000 shares of Common Stock reserved for issuance under the Nonemployee Director Stock Plan.

OUTSTANDING AWARDS

         As of the Record Date, options to purchase 78,000 shares were outstanding under the Nonemployee Director Stock Plan. An additional 75,000 options have been exercised which, without giving effect to the proposed amendment, leaves 22,000 shares reserved for issuance. In general, the options that have been granted under the Nonemployee Director Stock Plan vest at the rate of 33 1/3% per year and have a total term of five years. The options which have been granted under the Nonemployee Director Stock Plan immediately vest and become exercisable upon termination of the directorship due to death or retirement.

         The options to purchase shares granted under the Nonemployee Director Stock Plan that were outstanding as of the Record Date have a weighted average exercise price of approximately $3.17 per share.

RECENT PRICE OF COMMON STOCK

         On May 15, 2001, the closing sale price of the Common Stock on The Nasdaq National Market was $4.30 per share.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the applicable federal income tax consequences of options granted under the Nonemployee Director Stock Plan based on U.S. federal income tax laws in effect on the date of this Proxy Statement. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF ANY INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A GRANTEE MAY RESIDE.

         With respect to the options (all of which are NSOs): (i) generally, no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss recognized (after increasing the basis of such shares by the amount of any ordinary income previously recognized) is treated as short-term or long-term capital gain or loss (as the case may be) depending on how long such shares are held. To qualify for long-term capital gain treatment, such shares will have to be held for more than one year and, if not, any short-term capital gain shall be taxable at ordinary income tax rates.

                AMENDMENT TO THE NONEMPLOYEE DIRECTOR STOCK PLAN

PROPOSAL

         Because the Board considers the Nonemployee Director Stock Plan a very effective means to attract and retain outstanding individuals to serve as Independent Directors, which the Board believes is important for the success and future growth and development of the Company, the Board, on May 17, 2001, approved an amendment to the Nonemployee Director Stock Plan, subject to the approval of the Company's shareholders. The Board seeks the approval of the Company's shareholders to increase the number of shares of Common Stock issuable pursuant to the Nonemployee Director Stock Plan from 175,000 shares to 350,000 shares and to increase the number of shares of options automatically granted to an Independent Director upon each annual reelection from 3,000 to 7,000.

PURPOSE OF THE AMENDMENT

         The purpose for increasing the number of shares available for issuance and the annual reelection grants under the Nonemployee Director Stock Plan is to ensure that the Company will continue to be able to grant stock options as incentives to attract and retain outstanding individuals as Independent Directors.

REQUIRED VOTE

         The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting which cast a vote on Proposal 2 is necessary for the adoption and approval of the proposed amendment to the Nonemployee Director Stock Plan.

         THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE NONEMPLOYEE DIRECTOR STOCK PLAN.

                                   PROPOSAL 3

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Arthur Andersen LLP acted as the Company's independent public accountants for the Company's fiscal year ended December 31, 2000. The Audit Committee of the Board of Directors of the Company recommended and the Board resolved that Arthur Andersen LLP serve as the Company's independent public accountants for the fiscal year ending December 31, 2001, subject to finalizing the terms of engagement of Arthur Andersen LLP for fiscal year 2001. Such independent accountants will continue to serve at the pleasure of the Board. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions relating to the examination by Arthur Andersen LLP of the Company's 2000 financial statements.

         Shareholder approval of the Company's auditors is not required under Florida law. The Board is submitting its selection of Arthur Andersen LLP to the Company's shareholders for ratification in order to determine whether the shareholders generally approve of the Company's auditors. If selection of Arthur Andersen LLP is not approved by the shareholders, the Board will reconsider its selection.

         Arthur Andersen LLP has acted as independent accountants of the Company and its consolidated subsidiaries (as and when acquired) since 1997. In addition, during the Company's 2000 fiscal year, Arthur Andersen LLP consulted with the Company on various matters and performed services for the Company for fees and expenses as follows:

         1. Audit Fees (including Review Fees)             $   145,000
         2. Financial Information Systems
               Design and Implementation                   $         0
         3. All Other Fees                                 $   295,000

         The Audit Committee has considered whether the provision of the services provided by Arthur Andersen LLP covered by All Other Fees above is compatible with maintaining the firm's independence.

REQUIRED VOTE

         The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting which cast a vote on Proposal 3 is necessary for the ratification of the selection of the independent public accountants.

         THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 2002 annual meeting of shareholders must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 8700 West Flagler Street, Miami, Florida 33174, no later than January 18, 2002, in order to receive consideration for inclusion in the Company's 2002 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act.

         The persons named as proxies for the 2002 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. Generally, in the event that the Company receives notice of any shareholder proposal no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the date of the Annual Meeting, then, so long as the Company includes in its proxy statement for the 2002 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, subject to, and except to the extent limited by, the rules of the SEC governing shareholder proposals.

                                  OTHER MATTERS

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS), AS AMENDED, FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO MARC J. STONE, VICE PRESIDENT OF CORPORATE DEVELOPMENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 8700 WEST FLAGLER STREET, MIAMI, FLORIDA 33174.

                                         By Order of the Board of Directors

                                         /s/ Marc J. Stone
                                         ------------------------------------
                                             Marc J. Stone
                                             Secretary

May 18, 2001

                                  "APPENDIX A"

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

              -----------------------------------------------------

I.       PURPOSE

         The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibilities relating to the company's accounting and financial reporting practices by providing a channel of communication between the Board and the company's independent accountants and internal auditors (if any) and by reviewing the company's financial reports and its auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the company's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the company's independent accountants and internal auditing department (if any).

         o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (if any), and the Board of Directors.

         The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee; provided, however, that prior to June 14, 2001 only two of the three directors are required to be independent directors.

         An independent director will not include a director who:

                  (i) is an officer or employee of the company or its subsidiaries;

                  (ii) has been employed by the corporation or any of its affiliates in the current year or any of the past three years;

                  (iii) accepted compensation from the company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

                  (iv) is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the company or any of its affiliates as an executive officer;

                  (v) is a partner, controlling shareholder, or executive officer of any for-profit business organization to which the company made or from which the company received payments that exceed five percent of such business organization's consolidated gross revenues for that year or $200,000, whichever is more, in any of the past three years; or

                  (vi) is employed as an executive of another entity where any of the company's executives are on that entity's compensation committee.

         All members of the Committee shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand the company's fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Committee members shall be selected by majority vote of the Board. The Committee shall elect by majority vote a Chairperson from its members.

III.     MEETINGS

         The Committee shall meet annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee may meet with management, the director of the internal auditing department (if any) and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the company's financial statements consistent with Section IV below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         DOCUMENTS/REPORTS REVIEW

                  1. Review, and if necessary update, this Charter at least annually.

                  2. Review the company's quarterly and annual financial statements.

                  3. Review the regular internal reports to management prepared by the internal auditing department (if any) and management's response.

                  4. Review with financial management and the independent accountants any Form 10-Q or 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

                  5. Inform the Board of its determination whether or not to recommend that the audited financial statements be included in the company's Annual Report on Form 10-K.

                  6. Prepare a report for inclusion in the company's annual proxy statement stating that the Committee has:

                                    (i) reviewed and discussed the audited
                           financial statements with management;

                                    (ii) discussed with the independent
                           accountants the matters relating to the conduct of the audit;

                                    (iii) received from the independent
                           accountants written disclosure and a letter regarding the accountants' independence, and discussed with the accountants their independence; and

                                    (iv) recommended to the Board that the
                           audited financial statements be included in the company's Annual Report on Form 10-K.

         INDEPENDENT ACCOUNTANTS

                  1. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

                  2. Obtain from the independent accountants a written statement describing all relationships between the accountants and the company.

                  3. Review and discuss with the accountants on an annual basis all significant relationships the accountants have with the company to determine the accountants' independence.



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

                  4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

                  5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the company's financial statements.

                  6. Consider and approve, if appropriate, actions required to maintain the independence of the accountants.

         FINANCIAL REPORTING PROCESSES

                  1. In consultation with the independent accountants and the internal auditors (if any), review the integrity of the company's financial reporting processes, both internal and external.

                  2. Consider the independent accountants' judgments about the quality and appropriateness of the company's accounting principles as applied in its financial reporting.

                  3. Consider and approve, if appropriate, major changes to the company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department (if any).

                  4. Review with the independent accountants the scope of their annual and quarterly examinations and the accounting principles used in conducting the examinations.

         PROCESS IMPROVEMENT

                  1. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors (if any) regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

                  2. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department (if any) any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

                  3. Review any significant disagreement among management and the independent accountants or the internal auditing department (if any) in connection with the preparation of the financial statements.

                  4. Review with the independent accountants, the internal auditing department (if any) and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

                  5. Review activities, organizational structure, and qualifications of the internal audit department (if any).

                  6. Provide a focal point for communications among non-Committee directors, the company's management, and the independent accountants.

                  7. Review with independent accountants, the company's internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

                  8. Meet with independent accountants to appraise the effectiveness of the audit effort. Such appraisal shall include a discussion of the overall approach to and the scope of the examination, with particular attention to those areas on which either the committee or the auditors believed emphasis was necessary or desirable.

         REPORTING

                  1. Annually, report to the Board its activities during the past year. This report shall discuss any specific actions the Committee has taken as well as the Committee's plans for the coming year. Additionally, during the year, as appropriate, the Committee shall report significant matters and findings to the Board.

PROXY

                            TRADESTATION GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints William R. Cruz and Ralph L. Cruz, and each of them, with full power of substitution, as attorneys and proxies to appear and to vote all shares of common stock of TradeStation Group, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Miami Airport Marriott, 1201 N.W. LeJeune Road, Miami, Florida 33126, on Monday, June 18, 2001, at 10:00 a.m. (local time) and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated May 18, 2001, and instructs its attorneys and proxies to vote as set forth on this Proxy.

                         (TO BE SIGNED ON REVERSE SIDE)

         [X]      Please mark your votes as in this example.

                            FOR     WITHHELD  NOMINEES:   Ralph L. Cruz
1.       ELECTION OF       [  ]       [  ]                William R. Cruz
         DIRECTORS                                        Lothar Mayer
         (PROPOSAL 1)                                     Stephen C. Richards
FOR, EXCEPT vote withheld from the                        Salomon Sredni
following nominee(s): ______________________              Farshid Tafazzoli
____________________________________________              E. Steven zum Tobel
                                                          Charles F. Wright

2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S NONEMPLOYEE DIRECTOR STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK RESERVED FOR ISSUANCE UNDER SUCH PLAN FROM 175,000 TO 350,000, SUBJECT TO ANY FURTHER ANTIDILUTION ADJUSTMENTS, AND INCREASING THE NUMBER OF SHARES INCLUDED IN THE OPTIONS AUTOMATICALLY GRANTED TO A NONEMPLOYEE DIRECTOR UPON EACH ANNUAL REELECTION FROM 3,000 TO 7,000 (PROPOSAL 2)

                  [  ] FOR           [  ] AGAINST          [  ] ABSTAIN

3. RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001 (PROPOSAL 3)

                  [  ] FOR           [  ] AGAINST          [  ] ABSTAIN

4. In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3 ABOVE. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

                                       PLEASE NOTE ANY CHANGE OF ADDRESS.

                                       PLEASE MAIL IN THE ENVELOPE PROVIDED.

                                       Signature_______________________________

                                       Date____________________________________

                                       Signature_______________________________

                                       Date____________________________________

                                       NOTE: Please sign exactly as your name
                                       appears above. Joint owners should each
                                       sign. When signing as attorney, executor, administrator, trustee, etc., indicate title. If the signer is a corporation, partnership or other entity, sign in the corporate, partnership or other entity name by a duly authorized representative.